Exhibit 99.1

Cirrus Logic CEO Jason Rhode to Host Q&A at Barclays Conference May 23

Session Available on the Investor Relations Website

AUSTIN, Texas--(BUSINESS WIRE)--May 22, 2012--Cirrus Logic Inc. (Nasdaq: CRUS) today announced that Jason Rhode, president and chief executive officer, will host a question and answer session at the Barclays Global Technology, Media and Telecommunications Conference at the Sheraton New York Hotel at 4:15 p.m. EDT on Wednesday, May 23. A live webcast of the session will be available on the company’s investor relations website http://investor.cirrus.com. An archived replay of the webcast will be available on the website for 30 days following the event.

Cirrus Logic, Inc.

Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of innovative customers. Building on its diverse analog and signal-processing patent portfolio, Cirrus Logic delivers highly optimized products for a variety of audio and energy-related applications. The company operates from headquarters in Austin, Texas, with offices in Tucson, Ariz., Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc.

CRUS-F

CONTACT:
Cirrus Logic, Inc.
Thurman K. Case, 512-851-4125
Chief Financial Officer
Investor.Relations@cirrus.com